UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: April 4, 2005

Date of Earliest Event Reported: May 14, 2004

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Plains Exploration & Production Company

i

Item 2.01. Completion of Acquisition or Disposition of Assets

On May 28, 2004, Plains Exploration & Production Company filed a current report on Form 8-K announcing the closing of its merger with Nuevo Energy Company pursuant to an Agreement and Plan of Merger, dated February 12, 2004, as amended on April 9, 2004. The purpose of this amended current report is to file the pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 of Form 8-K.

Item 9.01. Financial Statements and Exhibits

(b) (1) Pro forma Financial Information

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined statement of income presents the pro forma effects of:

•	the merger of Plains Exploration & Production Company (“Plains”) and Nuevo Energy Company (“Nuevo”) on May 14, 2004;

•	the repurchase of Nuevo’s 9 3/8% Senior Subordinated Notes due 2010 (the “9 3/8 % Notes”) on June 29, 2004;

•	the redemption of Nuevo’s 5.75% Convertible Subordinated Debentures due December 15, 2026 (the “TECONs”) on June 29, 2004;

•	the issuance by Plains of $250 million Senior Notes (the “7.125% Notes”) on June 30, 2004;

•	the sale of Nuevo’s Congo operations on July 30, 2004;

The unaudited pro forma combined statement of income for the year ended December 31, 2004 has been prepared based on the historical consolidated statements of income of Plains and Nuevo under the assumptions set forth in the accompanying footnotes. All of these transactions are reflected in Plains’ consolidated balance sheet at December 31, 2004.

On May 14, 2004, Plains acquired Nuevo in a stock for stock transaction. Plains issued 36.5 million shares of common stock to Nuevo shareholders and assumed Nuevo’s $150 million of 9 3/8% Notes, $140 million outstanding under Nuevo’s credit facility and $115 million of TECONs. Under the terms of the transaction, Nuevo stockholders received 1.765 shares of Plains common stock for each share of Nuevo common stock. This transaction has been accounted for using the purchase method of accounting. The effect of this transaction is reflected in the Nuevo Merger Adjustments column in the unaudited pro forma combined statements of income.

On June 29, 2004, Nuevo (a wholly owned subsidiary of Plains) completed the repurchase of all $150 million of its outstanding 9 3/8% Notes. Nuevo paid $1,150.08 per $1,000 principal amount of 9 3/8% Notes tendered (comprising the tender offer price of $1,107.16, plus accrued interest through June 29, 2004 of $22.92, plus the consent payment of $20.00). The tender offer and consent payment totaled $169.1 million.

On June 29, 2004, Nuevo completed the redemption of all outstanding $115 million aggregate principal amount of its TECONs for total consideration of $117.0 million.

On June 30, 2004 Plains completed the private placement under Rule 144A and Regulation S of the Securities Act of 1933 of $250 million in aggregate principal amount of ten year senior unsecured notes. The 7.125% Notes were issued at 99.478% and bear interest at 7.125% with a yield to maturity of 7.2%.

The repurchase of the 9 3/8% Notes, the redemption of the TECONs and the issuance of the 7.125% Notes are referred to herein as the Recapitalization Transactions and are reflected in the Recapitalization Adjustments column in the unaudited pro forma combined statements of income.

On April 8, 2004 Nuevo, together with its wholly owned subsidiary Nuevo International Inc., entered into a definitive agreement to sell Nuevo’s operations offshore The Republic of Congo via the sale of the stock of Nuevo’s subsidiaries that hold the Congo properties. The transaction was consummated on July 30, 2004. The pro forma effects of that transaction on Nuevo’s historical consolidated statements of income is discussed in Note 2 to the pro forma combined financial statements.

The unaudited pro forma combined statement of income for the year ended December 31, 2004 presents the pro forma effects of the merger of Plains and Nuevo, the Recapitalization Transactions and the sale of Nuevo’s Congo operations as though such transactions occurred on January 1, 2004. Plains believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to such transactions.

Income from continuing operations for the year ended December 31, 2004 has been reduced by $22.7 million for losses on early extinguishment of debt. Approximately $19.7 million of the debt extinguishment loss is related to the Recapitalization Transactions.

In February 2004 Nuevo redeemed the $75 million balance outstanding of its 9.5% Senior Subordinated Notes due June 1, 2008 at 104.75%. The redemption was funded by proceeds from real estate sales and bank debt. The effect of the redemption is not reflected as a pro forma adjustment to the historical data.

The unaudited pro forma combined statement of income does not purport to represent what Plains results of operations would have been if such transactions had occurred on such date. The unaudited pro forma combined statement of income should be read in conjunction with the Annual Report on Form 10-K of Plains for the year ended December 31, 2004 and the Quarterly Report on Form 10-Q of Nuevo for the three months ended March 31, 2004.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2004

(in thousands of dollars, except per share data)

	Plains Historical	Nuevo Historical January 1 to May 13, 2004	Nuevo Merger Adjustments		Combined Company Proforma Adjusted	Recapitalization Adjustments	Plains Proforma Adjusted
		(Note 2)	(Note 3)			(Note 5)
Revenues
Oil and gas revenues	$669,416	$135,756	$(2,594	)(a)	$802,578	$—	$802,578
Other operating revenues	2,290	(825)	2,594	(a)	4,059	—	4,059

	671,706	134,931	—		806,637	—	806,637

Costs and Expenses
Production expenses	223,080	58,222	—		281,302	—	281,302
Exploration costs	—	525	(525	)(b)	—	—	—
General and administrative	50,331	10,358	—		60,689	—	60,689
Stock appreciation rights	35,464	—	—		35,464	—	35,464
Merger related costs	6,247	50,826	(50,826	)(c)	6,247	—	6,247
Depreciation, depletion, amortization and accretion	147,985	25,016	20,188	(d)	193,189	355	193,544
Other	—	1,239	—		1,239	—	1,239

	463,107	146,186	(31,163)		578,130	355	578,485

Income from Operations	208,599	(11,255)	31,163		228,507	(355)	228,152
Other Income (Expense)
Interest expense	(37,294)	(8,352)	4,154	(e)	(41,492)	(864)	(42,356)
Gain (loss) on derivatives	(150,314)	(17,928)	—		(168,242)	—	(168,242)
Loss on early extinguishment of debt	(19,691)	(3,004)	—		(22,695)	—	(22,695)
Interest and other income (expense)	723	435	—		1,158	—	1,158

Income From Continuing Operations Before Income Taxes	2,023	(40,104)	35,317		(2,764)	(1,219)	(3,983)
Income tax benefit (expense)	6,817	21,071	(23,319	)(f)	4,569	467	5,036

Income From Continuing Operations	$8,840	$(19,033)	$11,998		$1,805	$(752)	$1,053

Earnings Per Share
Basic	$0.14				$0.02		$0.01
Diluted	$0.14				$0.02		$0.01
Average Shares Outstanding
Basic	63,542				76,902		76,902
Diluted	64,014				77,374		77,374

NOTE 1—BASIS OF PRESENTATION AND ACCOUNTING FOR THE TRANSACTIONS

The unaudited pro forma combined statement of income presents the pro forma effects of:

•	the merger of Plains Exploration & Production Company (“Plains”) and Nuevo Energy Company (“Nuevo”) on May 14, 2004;

•	the repurchase of Nuevo’s 9 3/8% Senior Subordinated Notes due 2010 (the “9 3/8 % Notes”) on June 29, 2004;

•	the redemption of Nuevo’s 5.75% Convertible Subordinated Debentures due December 15, 2026 (the “TECONs”) on June 29, 2004;

•	the issuance by Plains of $250 million Senior Notes (the 7.125% Notes) on June 30, 2004;

•	the sale of Nuevo’s Congo operations on July 30, 2004;

The unaudited pro forma combined statement of income for the year ended December 31, 2004 has been prepared based on the historical consolidated statements of income of Plains and Nuevo under the assumptions set forth herein. Plains accounted for the acquisition of Nuevo as a purchase with effect from May 14, 2004.

The effect of the merger of Plains and Nuevo is reflected in the Nuevo Merger Adjustments column in the unaudited pro forma combined statements of income. The repurchase of the 9 3/8 % Notes, the redemption of the TECONs and the issuance of the 7.125% Notes are referred to herein as the Recapitalization Transactions and are reflected in the Recapitalization Adjustments column in the unaudited pro forma combined statement of income.

The unaudited pro forma combined statement of income for the year ended December 31, 2004 presents the pro forma effects of the merger of Plains and Nuevo, the Recapitalization Transactions and the sale of Nuevo’s Congo operations as though such transactions occurred on January 1, 2004. Plains believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to such transactions.

The merger with Nuevo has been accounted for using the purchase method of accounting for business combinations. Under the purchase method of accounting, Nuevo’s assets and liabilities acquired or assumed are revalued and recorded at their estimated fair values.

Plains follows the full cost method of accounting for oil and gas properties while Nuevo follows the successful efforts method of accounting. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of costs associated with unsuccessful exploration drilling, geological and geophysical costs and general and administrative costs associated with acquisition, exploration, exploitation and development activities. Under full cost accounting proceeds from the sale of oil and gas properties are reflected as reductions to capitalized costs unless such sales involve a significant change in the relationship between costs and the estimated value of proved reserves, in which case a gain or loss is recognized. Pro forma entries include the reclassification of certain of these items to conform Nuevo’s accounting to the full cost method.

NOTE 2—SALE OF NUEVO CONGO OPERATIONS

On April 8, 2004 Nuevo, together with its wholly owned subsidiary Nuevo International Inc., entered into a definitive agreement to sell Nuevo’s operations offshore The Republic of Congo via the sale of the stock of Nuevo’s subsidiaries that hold the Congo properties. The sale was consummated on July 30, 2004. Nuevo’s historical income from continuing operations for the period from January 1 to May 13, 2004 has been adjusted to reflect the sale of such operations effective January 1, 2004. Nuevo’s historical income from continuing operations for the period January 1 to May 13, 2004 was reduced by $1.0 million including amounts related to: revenues—$12.7 million, production expenses—$3.9 million, depreciation, depletion, amortization and accretion—$1.6 million and income tax expense—$6.2 million.

NOTE 3—PRO FORMA ADJUSTMENTS RELATED TO THE MERGER

The unaudited pro forma statement of income includes the following adjustments:

(a) Reclassification of certain Nuevo revenue/expense items to conform to the Plains presentation.

(b) Reflects the reversal of Nuevo historical exploration costs that are expensed under the successful efforts methods of accounting and are capitalized under the full cost method of accounting.

(c) Reflects the reversal of Nuevo’s merger-related costs. These costs include investment banking, legal, accounting, severance payments to Nuevo management and an $8.5 million non-cash charge related to restricted stock that vested as a result of the merger.

(d) Adjusts depreciation, depletion, amortization and accretion expense based on the fair value allocated to oil and gas properties. Pro forma depreciation, depletion and amortization for the combined company is calculated using the unit of production method based on the oil and gas property costs, reserve volumes and future development and abandonment costs of the combined companies. The pro forma depreciation, depletion and amortization rate for oil and gas properties subject to amortization is $5.93 per barrel of oil equivalent. Accretion expense has been adjusted to reflect Plains’ credit adjusted risk free interest rate and other assumptions.

(e) Adjusts historical interest expense for the effect of debt assumed and incurred in connection with the merger and interest capitalized on oil and gas properties not subject to amortization of $4.2 million for the year ended December 31, 2004.

(f) Reflects the adjustment of income tax expense based on a post-merger tax rate of approximately 38% and the effect of enhanced oil recovery tax credits earned in the year.

NOTE 4—EARNINGS PER SHARE

Earnings per share has been calculated based on the pro forma weighted average number of shares outstanding as follows (in thousands):

Year Ended December 31, 2004
Weighted average shares outstanding	63,542
Reverse effect of shares exchanged for Nuevo shares included above	(23,126)
Shares issued for Nuevo common shares	36,486

Pro forma basic shares outstanding	76,902

Plains unvested restricted stock and restricted stock units	418
Nuevo options	54

Pro forma diluted shares outstanding	77,374

NOTE 5—PLAINS RECAPITALIZATION

The unaudited pro forma combined statement of income includes the following adjustments with respect to the repurchase of the 9 3/8% Notes, the redemption of the TECONs and the issuance of the 7.125% Notes, all of which occurred in June 2004:

•	Amortization of Plains debt issue costs of $0.4 million.

•	Reversal of interest on the 9 3/8% Notes and TECONs of $10.0 million.

•	Interest on the 7.125% Notes and amounts borrowed under Plains revolving credit facility (at Plains effective interest rate of 2.7%) of $10.9 million. A 1/8% change in the interest rate would result in a $0.1 million change in interest expense.

•	Income tax effect of the Recapitalization Adjustments based on Plains post-merger tax rate of approximately 38%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: April 4, 2005	/S/ CYNTHIA A. FEEBACK
Cynthia A. Feeback Vice President, Controller and Chief Accounting Officer